Exhibit 99.3

(BW) (SFX-BROADCASTING) (SFXBA) SFX Broadcasting creates super duopoly in Charlotte

      NEW YORK-- (BUSINESS WIRE) --Sept. 4, 1996

                   Also gains 33-station "John Boy and Billy"
                              Syndication Network

      SFX Broadcasting Inc. (Nasdaq: SFXBA) announced today that it has agreed to acquire radio stations WSSS(FM), WRFX(FM) and WNKS(FM) from EZ Communications (Nasdaq: EZCIA) for radio station WTDR(FM) and $64.8 million in cash; all stations serve the Charlotte, N.C., market.

      EZ is currently in the process of acquiring WRFX(FM) and WNKS(FM) from Evergreen Media Corp. (Nasdaq: EVGM). SFX will immediately enter into a local marketing agreement pursuant to which it will program and sell advertising on these stations prior to closing. Included in the acquisition is the "John Boy and Billy" Syndication Network, whose morning show airs on 32 FM and one AM radio stations across the country.

      In addition to the above listed stations, SFX owns radio station WLYT(FM) which serves the Charlotte market.

      Commenting on the transaction, Robert F. X. Sillerman, executive chairman of SFX Broadcasting, said, "The Carolinas have presented excellent markets for us and we particularly want to take advantage of the growth and economic strengths of the Charlotte market. This swap and acquisition give us an incredibly strong four FM cluster, representing over 33 percent of the market revenue share. As a combined entity we have the opportunity for significant cost savings as well as presenting a cohesive and smart buy for advertisers.

      Charlotte is the 37th largest metro market. WLYT(FM), which ranks eighth in the market has a soft adult contemporary format. WSSS(FM) has a 70s oldies format. Number three ranking WRFX(FM) plays album oriented rock. WNKS(FM), formerly known as WEDJ(FM), plays contemporary hit radio.

      Ed Dugan of Dugan & Associates brokered the transaction.

      In April 1996, SFX announced that it would acquire Multi-Market Radio Inc. (Nasdaq: RDIOA). MMR common stock shareholders will receive the stock equivalent of $12.00 per common share, subject to adjustment. SFX has received early termination of the waiting period required by the Federal Trade Commission under Hart-Scott-Rodino for this merger. There can be no assurance that the transaction will be consummated.

      This transaction is subject to the approval of the Federal Communications Commission.



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      With the anticipated consummation of all previously announced transactions' SFX will own and operate or provide services to the following radio stations:


Houston, TX           Charlotte, NC           Tucson, AZ
   KKRW(FM)              WLYT(FM)                KWFM(FM)
   KODA(FM)              WSSS(FM)                KRQQ(FM)
   KQUE(FM)              WRFX(FM)                KNST-AM
   KNUZ-AM               WNKS(FM)                KCEE-AM

Wash., DC/Balt., MD   Raleigh, NC             Springfield/North, MA
   WHFS(FM)              WZZU(FM)                WHMP(FM)
                         WTRG(FM)                WPKX(FM)
                         WDCG(FM)                WHMP-AM
                         WRDU(FM)

San Diego, CA         Richmond, VA            New Haven, CT
   KPLN(FM)              WMXB(FM)                WPLR(FM)
   KYXY(FM)              WVGO(FM)                WYBC(FM)(a)
                         WLEE(FM)
                         WKHK(FM)(b)
                         WBZU(FM)(b)

Providence, RI        Daytona Beach, FL       Augusta, GA
   WSNE(FM)              WGNE(FM)                WCHZ(FM)(a)
   WHJY(FM)
   WHJJ-AM

Hartford, CT          Albany, NY              Jackson, MS
   WHCN(FM)              WGNA(FM)                WKTF(FM)
   WMRQ(FM)              WPYX(FM)                WMSI(FM)
   WKSS(FM)              WYSR(FM)                WSTZ(FM)
   WPOP-AM               WGNA-AM                 WJDX(FM)
                         WTRY-AM                 WJDS-AM
                                                 WZRX-AM




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Greensboro, NC       Greenville-Spartanburg,  Biloxi, MS
   WMAG(FM)              WMYI(FM)                WKNN(FM)
   WHSL(FM)(b)           WSSL(FM)                WMJY(FM)
   WTCK-AM               WROQ(FM)
   WMFR-AM               WGVL-AM

Nashville, TN         Wichita, KS             Myrtle Beach, SC
   WSIX(FM)              KRZZ(FM)                WVCO(FM)(b)
   WRVW(FM)              KKRD(FM)                WYAK(FM)
                         KNSS-AM                 WMYB(FM)

Jacksonville, FL
   WFYV(FM)(b)
   WAPE(FM)(b)
   WKQL(FM)
   WIVY(FM)
   WOKV-AM
   WPDQ-AM

(a) Joint Selling Agreement (JSA)
(b) Local Marketing Agreement (LMA)

Under contract to be sold or swapped by SFX are the Texas State Networks, a group of regional radio networks; KRLD-AM and KTCK-AM in Dallas; WHFM(FM), WBAB(FM), WBLI(FM) and WGBB-AM in Long Island, NY; WVEZ(FM), WTFX(FM) and WWKY-AM in Louisville, KY; WTDR(FM) in Charlotte, NC and KOLL(FM) in Little Rock, AR.

CONTACT:   SFX Broadcasting Inc., New York
           Cynthia A. Bond, Director, Investor Relations
           2121407-9126